UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2021, each of Sheli Z. Rosenberg, a member of the Board of Directors (the “Board”) of Spirit Realty Capital, Inc. (the “Company”) since 2013, and Thomas D. Senkbeil, a member of the Board since 2013, separately notified the Board of their respective decisions not stand for reelection as a director of the Company. Neither Ms. Rosenberg’s nor Mr. Senkbeil’s decision not to stand for reelection was due to any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Each of Ms. Rosenberg’s and Mr. Senkbeil’s term will end upon election and qualification of directors at the Company’s 2021 annual meeting of shareholders to be held on May 19, 2021 (the “2021 Annual Meeting”).

ITEM 8.01 OTHER EVENTS

The Nominating and Corporate Governance of the Board, in anticipation that certain directors would not stand for reelection at the 2021 Annual Meeting, undertook an assessment of Board size, composition, diversity, and skill set in November 2020 and in consultation with the Board, determined to seek replacement directors. The Nominating and Corporate Governance Committee hired Korn Ferry, an independent third-party recruiter, to engage in a search for new directors. After a comprehensive search and review of candidates, the Nominating and Corporate Governance Committee identified each Ms. Michelle McKinney Frymire, Ms. Kristian M. Gathright and Mr. Thomas J. Sullivan as incredibly strong candidates for membership on the Board. On March 16, 2021, upon recommendation of the Nominating and Corporate Governance Committee, the Board determined to nominate each Michelle McKinney Frymire, Kristian M. Gathright and Thomas J. Sullivan for election as director at the 2021 annual meeting of shareholders.  Ms. Frymire serves as President, Strategy & Transformation and Chief Financial Officer of CWT (formerly Carlson Wagonlit Travel), the world’s second largest travel management platform and brings extensive financial experience and expertise which will enable her to provide key contributions to the Board on financial, accounting and strategic matters.  Ms. Gathright served as Executive Vice President and Chief Operating Officer of Apple Hospitality REIT (NYSE: APLE), a publicly traded REIT which owns one of the largest portfolios of upscale, rooms-focused hotels in the United States until her retirement from the company on March 31, 2020 and brings extensive operating and real estate experience including asset management and working with REITs. Mr. Sullivan serves as a partner with SG Special Situations Fund L.P., whose investment manager is Standard General L.P., a New York-based investment firm that manages event-driven opportunity funds, where he is responsible for portfolio management and brings extensive operating and financial management experience, including in the financial services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2021

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay Young
Executive Vice President, General Counsel and Secretary